Ex-99.e.ii

AUTHORIZED PARTICIPANT AGREEMENT

OSI ETF TRUST

This Authorized Participant Agreement (the "Agreement") is entered into by and between Foreside Fund Services, LLC (the "Distributor") and [Participant Name] (the "Participant") and is subject to acceptance by JPMorgan Chase Bank, N.A. (the "Index Receipt Agent") and is further subject to acknowledgement and agreement by OSI ETF Trust (the "Trust") solely with respect to Sections 4(c), and 12(c) herein.  With respect to all other Sections of this Agreement, the Distributor, the Participant and the Index Receipt Agent acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein.

The Distributor provides services as principal underwriter of each series of the Trust (each such series a "Fund" and collectively, the "Funds") acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund ("Fund Shares").  The Index Receipt Agent serves as the index receipt agent for each Fund.  This Agreement applies to all current and future Funds of the Trust.

Capitalized terms used but not defined herein are defined in the current prospectus, as it may be supplemented or amended from time to time, for each Fund included in the Trust's registration statement on Form N-1A, as it may be amended from time to time or otherwise filed with the U.S. Securities and Exchange Commission ("SEC") (together with such Fund's Statement of Additional Information incorporated therein, the "Prospectus").

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the Continuous Net Settlement ("CNS") clearing processes of the National Securities Clearing Corporation ("NSCC") (as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "Clearing Process") , or (ii) outside the Clearing Process through The Depository Trust Company ("DTC").
The parties hereto agree as follows:
1.                  STATUS OF PARTICIPANT

(a) The Participant hereby represents and warrants (i) that it is, and during the term of this Agreement will continue to be, a participant in DTC ("DTC Participant"); (ii) that it has, and during the term of this Agreement will continue to have, the ability to transact through the Federal Reserve System; and (iii) that, with respect to orders for the purchase of Creation Units ("Purchase Orders") or orders for redemption of Creation Units ("Redemption Orders" and, together with Purchase Orders, the "Orders") placed through the Clearing Process, it is, and during the term of this Agreement will continue to be, a member of NSCC and a participant in the CNS . The Participant may place Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchases and redemptions in the Prospectus and this Agreement.  If the Participant loses its status as a DTC Participant or NSCC member, its eligibility to participate in the CNS, or its ability to transact through the Federal Reserve System, the Participant shall promptly notify the Distributor and Index Receipt Agent in writing of the change in status or eligibility, and if such change results in Participant's ineligibility to continue as an authorized participant of the Funds, then this Agreement will automatically terminate upon such change in the Participant's status.
(b) The Participant represents and warrants that: (i) it is a broker-dealer registered with the  SEC, and it is a member of the Financial Industry Regulatory Authority ("FINRA"), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the "1933 Act").
The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with the Constitution, By-Laws and "Conduct Rules" of FINRA, and the securities laws of any jurisdiction in which it sells Fund Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant's transactions in, and activities with respect to, the Fund Shares; and (iii) not offer or sell Fund Shares of any Fund in any state or jurisdiction where such Fund Shares may not lawfully be offered and/or sold.
The Participant shall promptly notify the Distributor and Index Receipt Agent in writing of any change in the foregoing status of Participant and this Agreement will automatically terminate upon such change in the Participant's status.
(c) In the event Fund Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Fund Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Participant's transactions in, and activities with respect to, the Fund Shares.

(d) The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Fund Shares may be issued and sold by a Fund on an ongoing basis, a "distribution", as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not "underwriters," but who effect transactions in Fund Shares, whether or not participating in the distribution of Fund Shares, are generally required to deliver a Prospectus.

(e) The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Distributor in ascertaining certain information regarding sales of Fund Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

2.   EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments hereto.  The Participant and the Distributor each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement.  If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b) Phone lines used in connection with Orders will be recorded.  The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party's usual document retention policy.  If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c) The Participant acknowledges that upon submission, an Order shall be irrevocable and that the Distributor and the Trust have and reserve the right to reject an Order or suspend sales of Fund Shares in accordance with the terms of the Prospectus.

(d) With respect to any Redemption Order, the Participant agrees to return to a Fund any dividend, distribution, or other corporate action paid to it, or to a party for which it is acting, in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Participant also agrees that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant, or any party for which it is acting, by an amount equal to any dividend, distribution, or other corporate action to be paid in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant, or any party for which it is acting, will be returned to the Participant.

3.   AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Orders submitted through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Distributor.  The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Index Receipt Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4. MARKETING MATERIALS AND REPRESENTATIONS

(a)
The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any  Marketing Materials (as defined below) furnished to the Participant by the Distributor.

(b)
The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials ("Marketing Materials"), unless such Marketing Materials: (i) are either furnished to the Participant by the Distributor, or, if prepared by the Participant, are consistent in all material respects with the Prospectus, and have been approved by the Distributor in writing prior to use and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) comply with applicable FINRA Conduct Rules. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.  The Participant understands that neither the Trust nor any of the Funds will be advertised or marketed as an open-end investment company (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Trust.  In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(c)
The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC with respect thereto has been issued, no proceedings for such purpose have been instituted or, to the Trust's knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of 1933 Act, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be approved for listing on a national exchange; (vi) it will not lend Shares pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; (vii) any and all Marketing Materials prepared by the Trust or the Funds' adviser and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund's website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant's internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by Participant comply with applicable FINRA Conduct Rules and other applicable laws, rules and regulations.

5.  TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Instruments delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be "restricted securities," as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Instruments, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.  BALANCING AMOUNT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the Settlement Date, by means satisfactory to the Trust, and in accordance with the provisions of the Prospectus, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Amount next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee.  Any excess funds will be returned following settlement of the Purchase Order.  The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Amount. The Participant hereby agrees to ensure that the Cash Amount will be received by the issuing Fund in accordance with the terms of the Prospectus, but in any event on or before the Settlement Date, and in the event payment of such Cash Amount has not been made in accordance with the provisions of the Prospectus or by such Settlement Date, the Participant agrees on behalf of itself and any party for which it acts in connection with a Purchase Order to pay the Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian, or the Trust for any amounts advanced by the custodian, or any sub-custodian, to the Participant for payment of the amounts due and owing for the Cash Amount. Computation of the Cash Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Instruments, which shall be the sole responsibility of the Participant.

7.  ROLE OF PARTICIPANT

(a) The Participant agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent of the Trust or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Trust or the Distributor, or their designees, concerning the performance of the Participant's responsibilities under this Agreement.

(b) The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Fund Shares with no input from the Participant. The Distributor, as attorney and proxy for Participant under this paragraph: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon the termination of the Agreement.

(d) The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.
8. AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Trust, the Distributor, or the Index Receipt Agent, the Participant shall deliver to the Trust and the Distributor, with copies to the Index Receipt Agent, a certificate in the format of Annex I to this Agreement, duly certified by a duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an "Authorized Person") to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant.  Such certificate may be relied upon by the Distributor, the Index Receipt Agent, and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Trust, the Distributor, and the Index Receipt Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate.  Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Trust and the Distributor, with a copy to the Index Receipt Agent, and such notice shall be effective upon receipt by the Trust, the Distributor, and the Index Receipt Agent.

(b) The Distributor shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which the Participant and such Authorized Person shall be identified and instructions to the Trust, Distributor, and Index Receipt Agent issued by Participant through an Authorized Person shall be authenticated.  The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Trust, Distributor, and Index Receipt Agent.  If an Authorized Person's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Distributor.  If an Authorized Person's PIN Number is compromised, the Participant shall promptly contact the Distributor in writing in order for a new one to be issued.  Upon receipt of written notice as set forth in paragraph (a) of this section, the Distributor will promptly issue a PIN Number when the Participant adds an Authorized Person and will promptly cancel a PIN Number when the Participant revokes a person's authority to act for it.
(c) The Index Receipt Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person's PIN Number have been properly placed, unless the Index Receipt Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant.  The Participant agrees that none of the Distributor, the Index Receipt Agent, the Trust or the Funds shall be liable, absent willful misconduct, for losses incurred by the Participant as a result of the unauthorized use of an Authorized Person's PIN Number, unless the Index Receipt Agent, Distributor, and the Trust previously received from Participant written notice to revoke such Authorized Person's PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.
9. REDEMPTIONS
(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

(b) The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.  In the event that the Distributor, the Trust and/or the Index Receipt Agent reasonably believes that the Participant does not have the requisite number of Shares to be redeemed as a Creation Unit, the Trust and/or the Distributor or the Index Receipt Agent, upon consultation with the Trust, may reject without liability the Participant's Redemption Order.

(c) The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d) Notwithstanding anything to the contrary in this Agreement or the Prospectus, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant is required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

10. BENEFICIAL OWNERSHIP

The Participant represents and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Instruments as a dealer and as inventory in connection with its market making activities.

A Fund, the Distributor, and the Index Receipt Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Instruments, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund's currently outstanding Fund Shares by a Beneficial Owner.

11. OBLIGATIONS OF PARTICIPANT

(a) The Participant agrees to maintain records of all sales of Fund Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.

(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(c) The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act, due to ownership of Fund Shares.

12. INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Participant Indemnified Party"), from and against any loss, liability, damage, cost, and expense (including reasonable attorneys' fees) ("Loss") incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any representation provided by the Participant herein that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iv) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant under this Agreement; (v) actions of such Participant Indemnified Party taken in reliance upon any instructions reasonably believed by the Trust, the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant ; (vi) the Participant's failure to complete an Order that has been accepted; or (vii) any (1) representation by the Participant, its employees or its agents or other representatives about the Shares or any Participant Indemnified Party that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, or (2) untrue statement or alleged untrue statement of a material fact contained in any Marketing Materials or research reports described in Section 4 hereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such statement or omission relates to factual information about the Shares, or any Participant Indemnified Party, unless, in either case, such representation, statement or omission (x) was made or included by the Distributor in materials furnished by the Distributor to the Participant, or by the Participant at the written direction of the Distributor, or (y) is based upon any misstatement of a material fact or omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and its respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Distributor Indemnified Party"), from and against any Loss incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of  self-regulatory organizations in relation to its role  under this Agreement.
(c)  Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Trust Indemnified Party") from and against any Loss incurred by such Trust Indemnified Party as a result of any material breach by the Trust of its representations in  Section 4(c) hereof. All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares of a Fund shall be limited to the corresponding assets of such Fund.  The Trust shall not be liable under the indemnity agreement contained in this Section 12(c) with respect to any claim made against any Trust Indemnified Party unless the Trust Indemnified Party shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Indemnified Party (or after the Trust Indemnified Party shall have received notice of service on any designated agent).  However, failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to any Trust Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section 12(c) and shall only release it from such liability under this Section 12(c) to the extent it has been materially prejudiced by such failure to receive notice.
(d) No indemnifying party shall be liable to or required to indemnify any indemnified party for any damages arising out of (i) mistakes or errors in data provided to the indemnifying party by an indemnified party, or (ii) interruptions or delays of communications caused by an indemnified party.

(e) The Participant understands and agrees that, except with respect to Sections 4(c) and 12(c) hereof, the Trust is a third-party beneficiary to this Agreement, and is entitled, and intends, to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

13.	LIMITATION OF LIABILITY

(a) In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b) Neither the Distributor, the Index Receipt Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c) The Distributor, the Trust and the Index Receipt Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(d) In the absence of bad faith, gross negligence or willful misconduct on its part, the Index Receipt Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder.  The Index Receipt Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e) To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the settlement of any Orders of any Fund made pursuant to this Agreement is imposed, the Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Participant. To the extent the Trust is required by law to pay any such tax or charge, the Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.  The Index Receipt Agent agrees to use its best efforts to notify the Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Participant may incur in the future in connection with the settlement of any Orders.

14. INFORMATION ABOUT DEPOSIT SECURITIES

As stated in the Prospectus, each Fund discloses through the NSCC and prior to the opening of the Exchange on each Business Day, the name and quantity of each security comprising the Creation Basket to be deposited with or delivered by each Fund in connection with in-kind purchases and redemptions of Creation Units.

15. RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document and understands the terms thereof.

16. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically the Prospectus to persons who have effectively consented to such electronic delivery. The Distributor will send consenting persons an e-mail message informing them that the Prospectus has been posted and is available on the Fund's website, _________________, and providing a hypertext link to the document. The electronic versions of the Prospectus will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the electronic delivery of the Prospectus to the e-mail address set forth below the Participant's signature on the signature page of this Agreement. The Participant understands that unless such consent is revoked, the Participant can obtain access to the Prospectus from the Distributor only electronically. The Participant can revoke its consent to electronic delivery of the Prospectus at any time by providing written notice to the Distributor. The Participant agrees to maintain its e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to electronically access the Prospectus.

17. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; traceable overnight mail (e.g., Federal Express); by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail).  All notices to the Participant, the Distributor, the Trust and the Index Receipt Agent shall be directed to the address, e-mail address, or facsimile number indicated below the signature line of each signatory.

18.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days' prior written notice to the other parties, and may be terminated earlier by the Trust, the Participant or the Distributor at any

time in the event of a material breach by another party of any provision of this Agreement. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(b) No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld.

(c) This Agreement may not be amended except by a writing signed by all the parties hereto; provided, however, that if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the other parties with prompt notice of such amendment, and the next Creation Unit created by the Participant shall be deemed to constitute the Participant's acceptance of such amendment.  This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.

19. GOVERNING LAW

This section 19 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles). Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.  Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

20. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

21. SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

22. HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

23. ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

24. SURVIVAL

Sections 8(c) (Authorized Persons of the Participant), 12 (Indemnification), 13 (Limitation of Liability), and 19 (Governing Law) hereof, as well as this Section 24, shall survive termination of this Agreement.

[ Signature page follows]

The parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

Foreside Fund Services, LLC

By: __________________________________________
Name: Mark Fairbanks Title: Vice President Address: Three Canal Plaza, Suite 100 Portland, Maine 04101 Telephone: (207) 553-7110 Facsimile: (207) 553-7151 Email: etp-services@foreside.com

[Name of Participant] DTC/NSCC Clearing Participant Code:

By: _______________________________________
Name: ________________________________________
Title: _________________________________________
Address: ______________________________________
Telephone: ____________________________________
Facsimile: _____________________________________
E-mail: _______________________________________

ACCEPTED BY:

JPMorgan Chase Bank, N.A., as Index Receipt Agent

By:
Name:
Title:
Address:
Telephone:
Facsimile:

ACKNOWLEDGEDAND AGREED, SOLELY WITH RESPECT TO SECTIONS 4(C) AND 12(C) HEREOF:

OSI ETF Trust

By:
Name:
Title:
Address:
Telephone:
Facsimile:
E-mail:

ANNEX I

OSI ETF TRUST
AUTHORIZED PARTICIPANT AGREEMENT

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

[INSERT AP'S FORM]